Exhibit 15.3

Advisors relied upon in the consolidated financial statements for the years ended December 31, 2008 2007 and 2006

Name of advisor	Nature of professional advice	Reference to the consolidated financial statements	Reference to advisor's consent letter in this Form 20-F
Financial Immunities Ltd.	Valuation of interest rate swap transaction executed by Plaza Centers N.V. ("PC") in respect of series A debentures as of December 31, 2008 and 2007.	Notes 2 AH. (1) f. and 10 A.(vii)	Exhibit 15.4
Financial Immunities Ltd.	Valuation of interest rate swap transaction executed by PC in respect of series B debentures as of December 31, 2008	Notes 2 AH. (1) f. and 10 A.(vii)	Exhibit 15.5
Financial Immunities Ltd.	Valuation of Series A debentures of PC as of December 31, 2008 and 2007	Notes 2 AH. (1) g. and 20 H.	Exhibit 15.6
Financial Immunities Ltd.	Valuation of Series B debentures of PC as of December 31, 2008	Notes 2 AH. (1) g. and 20 H.	Exhibit 15.7
BDO Ziv Haft Consulting and Management Ltd.	Valuation of options granted by PC under ESOP 2006 during the years ended December 31, 2008, 2007 and 2006.	Notes 2 AH.(1) b. and 12 B. (4)	Exhibit 15.8
BDO Ziv Haft Consulting and Management Ltd.	Valuation of option granted by PC to the Company's Vice Chairman of the Board in respect of PC's operations in India as of December 31,2008 and 2007	Notes 27 A. (9) and 2 AH.(1) b.	Exhibit 15.9
BDO Ziv Haft Consulting and Management Ltd.	Valuation of embedded derivative included in a loan agreement as of December 31,2008, 2007 and 2006	Notes 2 AH. (1) d. and note 21 A.(iii)	Exhibit 15.10
Giza Zinger Even Ltd.	Valuation of Series A and Series B debentures of PC as of December 31, 2008.	Notes 2 AH. (1) g. and 20 H.	Exhibit 15.11
Giza Zinger Even Ltd.	Financial opinion in respect of Tradability of PC debentures and significance of market price as of December 31, 2008	Notes 2 AH. (1) g. and 20 H.	Exhibit 15.12
Giza Zinger Even Ltd.	Valuation of options granted by the Company during the year ended December 31, 2008 under the Company 2006 Option Plan.	Notes 2 AH. (1) and 25 C.	Exhibit 15.13
Tavor Economic consulting Ltd.	Valuation of Series A and Series B debentures of PC as of December 31, 2008.	Notes 2 AH. (1) g. and 20 H.	Exhibit 15.14